Exhibit 99.1

For Immediate Release

BlackLine Announces Leadership Succession as it Drives Growth Strategy

Therese Tucker and Owen Ryan Appointed Co-Chief Executive Officers

Thomas Unterman Named Lead Independent Director

LOS ANGELES, March 6, 2023 — BlackLine, Inc. (Nasdaq: BL) announced today that its Board of Directors has appointed founder, director and former Chief Executive Officer, Therese Tucker, and Board Chair, Owen Ryan, as Co-CEOs, effective immediately. In connection with these changes, Thomas Unterman, who has served as a director since 2010, has been named Lead Independent Director, and Mr. Ryan will remain Chair. Ms. Tucker and Mr. Ryan succeed Marc Huffman, who has agreed to serve as an advisor to the Company for the next year.

“BlackLine has significant growth prospects, and the Board decided that Therese and Owen are the right leaders to capitalize on the opportunities ahead for the benefit of BlackLine’s shareholders, customers, partners and employees,” said Mr. Unterman. “Therese has been BlackLine’s visionary and innovative product expert for the past two decades, and Owen is a proven financial and operations executive with nearly 12 years of CEO experience. We are confident that their complementary skillsets and backgrounds solidly position the Company for future growth and value creation.”

“I am honored to return to the CEO role to execute BlackLine’s growth strategy and deliver for customers,” noted Ms. Tucker. “BlackLine is the industry leader in a large and growing market with a differentiated portfolio and a remarkable innovation engine. I look forward to partnering with Owen and the rest of BlackLine’s leadership team to drive product innovation, advance our go-to-market strategy and deliver profitable and sustainable growth.”

“I am excited to partner with Therese during this important time for our company,” said Mr. Ryan. “Having served as a member of the Board since 2018 and as a strategic partner to the Company prior to that, I have seen how our products help customers adapt to today’s increasing demands. I am committed to continuing to work closely and collaboratively with Therese and the Board to extend our market leadership and position the business to reach its full potential as we drive value for all stakeholders.”

Mr. Unterman continued, “The decision to place Therese and Owen at the helm resulted from discussions between the Board and Marc and the determination that now is the right time to transition leadership as BlackLine takes the next step in its growth strategy. We thank Marc for his dedication, service and leadership at BlackLine. During his time with the Company, BlackLine’s revenues doubled, we completed two acquisitions, and we successfully navigated through the pandemic. We are fortunate to continue to benefit from his perspectives as he takes on an advisor role to support a seamless transition.”

Mr. Huffman said, “My time with BlackLine has been a wonderful privilege and opportunity, and I am incredibly proud of what our hard-working and dedicated team has accomplished together. I look forward to following BlackLine’s continued success for years to come.”

Reaffirming Financial Outlook

The Company today reaffirmed its financial outlook for the first quarter and full year of fiscal 2023, as previously announced on February 14, 2023.

First Quarter 2023:

•	Total GAAP revenue is expected to be in the range of $137 million to $139 million.

•	Non-GAAP net income attributable to BlackLine is expected to be in the range of $11 million to $13 million, or $0.15 to $0.17 per share on 74.6 million diluted weighted average shares outstanding.

Full Year 2023:

•	Total GAAP revenue is expected to be in the range of $586 million to $596 million.

•	Non-GAAP net income attributable to BlackLine is expected to be in the range of $66 million to $70 million, or $0.89 to $0.94 per share on 74.4 million diluted weighted average shares outstanding.

About Therese Tucker

Therese founded BlackLine in 2001. She designed the first offerings of BlackLine’s products, engineered its transition to the cloud in 2007, led the Company through its IPO in 2016 and directed the organization in automating the financial close process via the company’s flagship Finance Controls and Automation Platform. Under her direction, BlackLine experienced strong growth since its inception. Previously, Therese served as Chief Technology Officer for SunGard Treasury Systems. She holds a Bachelor of Science degree in Computer Science and Mathematics from the University of Illinois.

About Owen Ryan

Owen has served as a member of the BlackLine Board since August 2018, and as Chair since January 2023. From July 2018 through April 2022, Owen worked for Geller & Company and Geller Advisors in several roles, including Chief Executive Officer, Managing Principal and Chief Strategy Officer. In 2016 and 2017, Owen served as the President and Chief Executive Officer of AEGIS Insurance, a mutual insurance company. Prior to joining AEGIS, Owen worked at Deloitte from 1985 until 2016 where he was the CEO and Managing Partner of Deloitte Advisory from 2008. He holds a B.S. from New Jersey City University and an M.B.A. from Columbia University, and is a certified public accountant.

About Thomas Unterman

Tom has served as a member of BlackLine’s Board of Directors since 2010. He founded Rustic Canyon Partners, a venture capital firm, in 1999 and continues to be a Partner, serving on boards of directors of several of the firm’s portfolio companies. Previously, Tom was an executive of The Times Mirror Company, a newspaper publishing company that was acquired by Tribune Co., most recently serving as Executive Vice President and Chief Financial Officer. He is currently a director of several non-profit and civil rights organizations. He holds a J.D. from the University of Chicago and a B.A. from Princeton University.

About BlackLine

Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based financial operations management platform and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

More than 4,100 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including G2 and TrustRadius. BlackLine is a global company with operations in major business centers around the world including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore and Sydney. For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include, but are not limited to, statements regarding BlackLine’s market position, strategy and products, as well as its future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full year of 2023, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; risks related to current and future economic uncertainty and other unfavorable conditions in the company’s industry or the global economy; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to generate sufficient revenue to achieve or sustain profitability and fluctuations in the company’s operating results; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic on the operations and financial performance of certain of the company’s customers and industries; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 23, 2023. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Media Contact:

Kimberly Uberti

kimberly.uberti@blackline.com

Investor Relations Contact:

Matt Humphries, CFA

matt.humphries@blackline.com